UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 5
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Universal Biosensors, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0424072 (I.R.S. Employer Identification Number)

Universal Biosensors, Inc. 103 Ricketts Road, Mt Waverley, 3149, Victoria Australia	Not Applicable
(Address of principal executive offices)	(Zip Code)
Telephone: +61 3 8542 9000
(Registrant’s telephone number,
including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

None Title of each class of securities to be registered	Not applicable Name of each exchange on which each class is to be registered
Securities to be registered pursuant to Section 12(g) of the Act:
Shares of common stock, par value US$0.0001
Title of each class of securities to be registered
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “larger accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     This amendment No. 5 to Form 10 is being filed solely for the purposes of revising Item 15 and the Index to Exhibits with respect to Exhibit 3.2 An incorrect form of bylaws was inadvertently filed with the Form 10 on April 30, 2007. Attached hereto as Exhibit 3.2 is a complete and accurate copy of the registrant’s amended and restated bylaws, dated as of December 6, 2006.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.
(a) List separately all financial statements filed as part of the registration statement.
See page F-1 for a listing of the consolidated financial statements filed as part of this Registration Statement.*
(b) Furnish the exhibits required by Item 601 of Regulation S-K.
The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description

3.1*	Amended and restated articles of incorporation

3.2**	Amended and restated by-laws

10.1*	License Agreement between LifeScan and Universal Biosensors, Inc effective April 1, 2002, as amended

10.2***	Development and Research Agreement between LifeScan and Universal Biosensors, Inc. effective April 1, 2002, as most recently amended June 1, 2007 (which amends the Development and Research Agreement between LifeScan and Universal Biosensors, Inc. effective April 1, 2002, as amended, which was previously filed as Exhibit 10.2 of the Company’s Form 10 filed as of April 30, 2007*)

10.3*	Form of indemnity agreement entered into with directors of us, our chief financial officer and company secretary

10.4*	Lease for the premises at 103 Ricketts Rd, Mt Waverley from Jane Sergi to Universal Biosensors Pty Ltd effective May 23, 2005

10.5*	Lease of premises 1 Corporate Avenue, Rowville Victoria Australia

10.6****	AusIndustry, R&D Start Program Agreement, effective February 25, 2005 (particular and general conditions). The Company has made an application to the Securities and Exchange Commission for confidential treatment of portions of this exhibit.

10.7*	Employee Option Plan

10.8*	Employment agreement between Universal Biosensors Pty Ltd and Mr Salesh Balak effective November 27, 2006

10.9*	Employment agreement between Universal Biosensors Pty Ltd and Mr Garry Chambers effective April 1, 2006

10.10*	Employment agreement between Universal Biosensors Pty Ltd and Dr Ronald Chatelier dated April 1, 2006

10.11*	Employment agreement between Universal Biosensors Pty Ltd and Dr Alastair Hodges effective April 1, 2006

10.12*	Employment agreement between Universal Biosensors Pty Ltd and Mr Mark Morrisson dated July 1, 2006

16.0*	Letter from KPMG

21.0*	List of Subsidiaries

*	Previously filed as an exhibit by the same number of the Company’s Form 10 filed on April 30, 2007.

**	Filed herewith.

***	Previously filed as an exhibit by the same number of the Company’s Form 10/A filed on June 12, 2007.

****	Previously filed as an exhibit by the same number of the Company’s Amendment No. 4 to Form 10 filed on September 19, 2007

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Universal Biosensors, Inc. (Registrant)
Date: April 29, 2008	By:	/s/ Mark Morrisson
(Signature)
Mr. Mark Morrisson Chief Executive Officer and Managing Director

Exhibits

Exhibit Number	Description

3.2	Amended and restated by-laws

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